                                                                     Exhibit 5.1

              Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

                             One Financial Center
                          Boston, Massachusetts 02111



                                        September 14, 2000


Myriad Genetics, Inc.
320 Wakara Way
Salt Lake City, UT 84108

Ladies and Gentlemen:

     We have acted as counsel to Myriad Genetics, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-3 (the "Registration Statement"), pursuant to which the Company is registering under the Securities Act of 1933, as amended, 350,000 shares of the Company's common stock, $.01 par value per share (the "Shares"), for resale to the public. The Shares, if and when sold, will be sold by certain security holders of the Company. This opinion is being rendered in connection with the filing of the Registration Statement. All capitalized terms used herein and not otherwise defined shall have the respective meanings given to them in the Registration Statement.

     In connection with this opinion, we have examined the Company's Restated Certificate of Incorporation, as amended, and Restated By-laws, both as currently in effect, such other records of the corporate proceedings of the Company and certificates of the Company's officers as we have deemed relevant, and the Registration Statement and the exhibits thereto.

     In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, photostatic or facsimile copies and the authenticity of the originals of such copies.

     Our opinion is limited to the General Corporation Law of the State of Delaware (including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting the laws) and the federal laws of the United States of America, and we express no opinion with respect to the laws of any other jurisdiction. No opinion is expressed herein with respect to the qualification of the Shares under the securities or blue sky laws of any state or foreign jurisdiction.

                       Boston New York Washington Reston

Mintz, Levin, Cohn, Ferris, Glovsky, and Popeo, P.C.

September 14, 2000
Page 2

     Based upon and subject to the foregoing assumptions, limitations and qualifications, we are of the opinion that (i) the Shares have been duly and validly authorized by the Company and (ii) the Shares, when sold, will have been duly and validly issued, fully paid and non-assessable shares of the Common Stock, free of preemptive rights.

     It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.

     The foregoing opinion is rendered as of the date hereof. We assume no obligation to update such opinion to reflect any facts or circumstances which may hereafter come to our attention or changes in the law which may hereafter occur. We hereby consent to (i) the reference to this firm under the under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement and (ii) the filing of this opinion as an exhibit to the Registration Statement.


                                   Very truly yours,

                       /s/ Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

                                   MINTZ, LEVIN, COHN, FERRIS,
                                     GLOVSKY AND POPEO, P.C.